Exhibit 99.1

MID PENN BANCORP, INC. ANNOUNCES CLOSING OF PUBLIC OFFERING OF COMMON STOCK

HARRISBURG, PENNSYLVANIA (November 4, 2024) – Mid Penn Bancorp, Inc. (“Mid Penn” or the “Company”) (NASDAQ: MPB), the parent company of Mid Penn Bank, announced today that it has completed its underwritten public offering of 2,375,000 shares of common stock at a price of $29.50 per share. The aggregate gross proceeds of the offering were $70 million. The net proceeds of the offering after deducting the underwriting discount and other estimated offering expenses are expected to be approximately $67 million. The Company intends to use the net proceeds of the offering to support its continued growth, including investments in Mid Penn Bank to support organic growth, potential redemption of subordinated debt, future strategic transactions, and general corporate purposes.

Stephens Inc. acted as lead book-running manager for the offering, and Piper Sandler & Co. acted as joint book-running manager for the offering. Mid Penn was represented by Pillar + Aught. The underwriters were represented by Holland & Knight LLP.

On November 4, 2024, the underwriters also notified the Company of their determination to exercise their option to purchase up to an additional 356,250 shares of the Company’s common stock, in full, at the public offering price less underwriting discounts and commissions, which is expected to close on November 5, 2024.

The offering was made by means of an effective shelf registration statement, including a preliminary prospectus supplement and final prospectus supplement, copies of which may be obtained by contacting Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: Syndicate, or by calling toll free by telephone at (800) 643-9691 or by email at prospectus@stephens.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone: (800) 747-3924 or by email: prospectus@psc.com.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT MID PENN BANCORP, INC.:

Mid Penn Bancorp Inc. (NASDAQ: MPB), headquartered in Harrisburg, Pennsylvania, is the parent company of Mid Penn Bank, a full-service commercial bank. Mid Penn operates 45 retail locations throughout Pennsylvania and central New Jersey, has total assets of approximately $5 billion, and offers a comprehensive portfolio of financial products and services to the communities it serves. To learn more, please visit www.midpennbank.com.

SAFE HARBOR LANGUAGE:

This press release may contain, or incorporate by reference, statements about Mid Penn Bancorp, Inc. that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1005, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Investors are urged to carefully consider the risks described in the Company’s filings with the SEC from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.midpennbank.com and the SEC’s website at www.sec.gov. The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

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